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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      CRESCENT REAL ESTATE EQUITIES COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Texas                                           52-1862813
--------------------------------------------------------------------------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification No.)

          777 Main Street
            Suite 2100
         Fort Worth, Texas                                        76102
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

If this form relates to the registration of a class of securities and is effective upon filing pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
   333-38071
-----------------
 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
------------------------------------            -----------------------------
9.50% Series B Cumulative Redeemable               New York Stock Exchange
         Preferred Shares


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE.
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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The material set forth in the section captioned "Description of Preferred Shares" in the Registration Statement of Crescent Real Estate Equities Company (the "Company") on Form S-3 (Registration No.333-38071) filed with the Securities and Exchange Commission on October 29, 1997, and the section captioned "Description of Series B Preferred Shares" in the Company's Prospectus Supplement dated May 10, 2002 filed or to be filed pursuant to Rule 424(b) and incorporated by reference therein, is incorporated by reference herein.

Item 2. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement on Form 8-A:

     1. Restated Declaration of Trust of the Company, as amended (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated April 25, 2002, and incorporated herein by reference).

     2. Form of Statement of Designation of 9.50% Series B Cumulative Redeemable Preferred Shares of the Company (filed herewith).

     3. Amended and Restated Bylaws of the Company, as amended (filed as Exhibit No. 3.02 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference).

     4. Form of Certificate of 9.50% Series B Cumulative Redeemable Preferred Shares of the Company (filed herewith).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CRESCENT REAL ESTATE EQUITIES COMPANY
                                       (Registrant)


                                       By: /s/ Jerry R. Crenshaw, Jr.
                                           -------------------------------------
                                           Jerry R. Crenshaw, Jr.
Date: May 14, 2002                         Senior Vice President and
                                           Chief Financial Officer
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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

     1. Restated Declaration of Trust of the Company, as amended (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated April
          25, 2002, and incorporated herein by reference).

     2.   Form of Statement of Designation of 9.50% Series B Cumulative
          Redeemable Preferred Shares of the Company (filed herewith).

     3. Amended and Restated Bylaws of the Company, as amended (filed as Exhibit No. 3.02 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference).

     4.   Form of Certificate of 9.50% Series B Cumulative Redeemable Preferred
          Shares of the Company (filed herewith).